SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 20, 2003

American Management Systems, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-9233	54-0856778

(State or other Jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
Incorporation)		No.)

4050 Legato Road
Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (703) 267-8000

                                        Not Applicable
(Former name or former address, if changed since last report)

Item 5.   Other Events and Regulation FD Disclosure.

     On June 20, 2003, the Registrant announced that it reached an agreement with the United States and the Federal Retirement Thrift Investment Board (the “Board”) to settle all outstanding litigation and claims among the parties stemming from a contract dispute between the Registrant and the Board. A copy of the press release issued by the Registrant on June 20, 2003 is attached hereto as Exhibit 99.1.

Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits

Exhibit 99.1. Press Release.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MANAGEMENT SYSTEMS, INCORPORATED

By:	/s/ John S. Brittain, Jr. John S. Brittain, Jr. Executive Vice President, Chief Financial Officer and Treasurer

Date: June 23, 2003